Exhibit 2.8

WPP plc

27 Farm Street

London W1J 5RJ, England

30 April 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

Reference is made to an Amendment and Restatement Agreement, dated 25 April 2013, by and among WPP CP Finance plc and WPP Finance Co. Limited, as Borrowers, WPP plc, WPP Jubilee Limited, WPP 2012 Limited (formerly WPP plc), WPP 2005 Limited, WPP 2008 Limited, WPP Air 1 Limited and WPP CP Finance plc, as Guarantors, and Citibank International plc, as Facility Agent, relating to a US$1,200,000,000 and £475,000,000 Revolving Credit Facilities Agreement (Incorporating a US$975,000,000 Swingline Facility) (the “Loan Facility”).

The Registrant hereby agrees, pursuant to instruction 2(b)(i) to the Exhibits to Form 20-F, to furnish the Securities and Exchange Commission with a copy of the instruments relating to the Loan Facility upon request.

Very truly yours, WPP plc

By:	/s/ Paul W.G. Richardson
Paul W.G. Richardson Group Finance Director